EXHIBIT 3.1

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A

DOMESTIC LIMIITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.     The name of the limited liability company is:

       Green Valley Hydro, LLC

(The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.", "LC", "L.L.C." or "LLC")

2.      A.      The registered agent's name is Commonwealth Legal Services whose business office is identical with the registered office.

        B.      The registered agent is (mark appropriate box)
               (1)      an INDIVIDUAL who is a resident of Virginia and
                        [  ] a member/manager of the limited liability company
                        [  ] an officer/director of a corporate member/manager of the limited liability company
                        [  ] a general partner of a general or limited partnership member/manager of the limited liability company
                        [  ] a trustee of a trust that is a member of the limited liability company
                        [  ] a member of the Virginia State Bar
                                                OR
               (2)       [X] a professional corporation, professional limited liability company or registered limited liability partnership registered with the Virginia State
                             Bar under Section 54.1-3902 of the Code of Virginia.

3.       The address of the initial registered office in Virginia is
        4701 Cox Road Suite 301
        (number/street)

        Glen Allen                 VA                23060
        (city or town)              (state)                 (zip)

        located in the [  ] city or [ X ] county of Henrico

4.      The post office address of the principal office is

        10435 Downsville Pike
        (number/street)

        Hagerstown                 MD                21740
        (city or town)              (state)                 (zip)
5.      Signature:

        /s/ Patricia J. Clark May 23, 2001
        (organizer)         (date)

        Patricia J. Clark
         (printed name)